UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018 (September 24, 2018)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of principal executive offices)	(Zip Code)

215-619-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on October 12, 2017, FC Global Realty Incorporated (the “Company”) issued to Dr. Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror (the “Note Holders”) Secured Convertible Promissory Notes in the principal amounts of $3,133,934, $977,666 and $1,515,000, respectively (the “Notes”). Pursuant to the terms of the Notes, the principal was to convert to shares of the Company’s common stock at maturity at the lower of (i) $2.5183 or (ii) the volume-weighted average price with respect to on-exchange transactions in the Company’s common stock executed on The Nasdaq Stock Market (“Nasdaq”) (or such other market on which the Company’s stock may then trade) during the thirty (30) trading days prior to the maturity date, as reported by Bloomberg L.P.; provided, however, that there was a conversion floor of $1.75 per share (the “Floor Price”).

As previously reported, on December 22, 2017, the Company and the Note Holders entered into a stock grant agreement (the “Stock Grant Agreement”) to, among other things, cause the early conversion of the Notes into an aggregate of 5,628,291 shares of the Company’s common stock (the “Payout Shares”), resulting in a conversion price of $0.9997, which is less than the Floor Price. In addition, pursuant to the Stock Grant Agreement, the Company agreed to (i) issue an additional 1,857,336 shares of common stock to the Note Holders as consideration for the various agreements of the Note Holders contained in the Stock Grant Agreement, including the Note Holders’ agreement to give up their first priority security interest and convert the Notes to equity and (ii) provide the Note Holders with certain cash payments in consideration for services to be provided by the Note Holders, in an amount equal to the amount of interest foregone by the Note Holders as a result of the conversion of the Notes.

As previously reported, on December 22, 2017, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Opportunity Fund I-SS, LLC (“OFI”), pursuant to which OFI could invest up to $11,000,000 in the Company in a series of closings, in exchange for which OFI would receive shares of the Company’s Series B Preferred Stock at a purchase price of $1.00 per share. As of September 24, 2018, the Company and OFI completed the three closing under the Purchase Agreement, pursuant to which OFI provided, in the aggregate, $3,825,000 to the Company in exchange for an aggregate of 3,825,000 shares of Series B Preferred Stock.

As previously reported, on April 20, 2018, the Company and OFI entered into a cancellation and exchange agreement (the “Exchange Agreement”), pursuant to which OFI agreed to provide an additional $2,000,000 to the Company in exchange for 2,000,000 shares of Series B Preferred Stock, subject to certain conditions set forth in the Exchange Agreement, including, among other things, the cancellation of 95,770 shares of the Company’s Series A Preferred Stock held by OFI in exchange for 5,382,274 shares of the Company’s common stock. Under the Exchange Agreement, closing of this additional investment was to occur following stockholder approval, which was not obtained.

Pursuant to the terms of the Certificate of Designation for the Series B Preferred Stock, the Series B Preferred Stock, which votes on an as-converted basis, was issued to OFI with a conversion price that constitutes a discount to the market price of the common stock at the date of issuance of the Series B Preferred Stock, resulting in the Series B Preferred Stock having a greater voting rights than the existing shares of common stock, which violates the Nasdaq’s voting rights rule. As previously reported, on April 20, 2018, the Company and OFI entered into a supplemental agreement (the “Supplemental Agreement”), pursuant to which (i) OFI agreed to limit the voting power of the Series B Preferred Stock to address this violation and (ii) the parties thereto corrected a violation of Nasdaq’s Listing Rules that require approval from stockholders prior to the issuance of common stock upon conversion of the Series B Preferred Stock issued under the Purchase Agreement that are in excess of 19.99% of the Company’s issued and outstanding common stock on the date of initial issuance of the Series B Preferred Stock to OFI, which resulted from a provision in the Purchase Agreement that incorrectly stated that such percentage is to be calculated as of the applicable conversion date of the Series B Preferred Stock instead of the date of initial issuance thereof.

As previously reported, the Company was notified by letter from Nasdaq on April 10, 2018 that the Company was not in compliance with Nasdaq’s Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity.

Remediation Agreement

In order to comply with Listing Rule 5550(b)(1) and address the concerns of the staff of Nasdaq regarding the stockholder approval violations described above, on September 24, 2018, the Company entered into a remediation agreement with OFI and the Note Holders (the “Remediation Agreement”).

Pursuant to the Remediation Agreement, the Stock Grant Agreement was terminated, the Payout Shares were cancelled, and the Company issued to the Note Holders an aggregate of 7,485,627 shares of newly-designated Series C Preferred Stock. In addition, the resignations of Dr. Rafaeli and Mr. McGrath from the Company’s board of directors, which were previously effective upon certain events set forth in the Stock Grant Agreement, will now become effective upon the last to occur of (i) receipt of all of the shares of common stock underlying the Series C Preferred Stock and (ii) the date that the shares of common stock underlying the Series C Preferred Stock are registered for re-sale in accordance with the Registration Rights Agreement (as defined below).

In addition, the Purchase Agreement (subject to the survival of certain provisions identified in the Remediation Agreement), the Supplemental Agreement and the Exchange Agreement were terminated, the Series B Preferred Stock issued to OFI was cancelled and the Company issued to OFI 6,217,490 shares of newly-designated Series D Preferred Stock. In addition, OFI agreed to purchase $100,000 of shares of Series D Preferred Stock for a purchase price of $0.65 per share on the last day of each month, commencing on September 30, 2018, until it has purchased an aggregate of $500,000 of shares of Series D Preferred Stock; provided that, upon closing of any material business combination involving the Company that is approved by OFI, OFI agreed to purchase an additional $1,500,000 of shares of Series D Preferred Stock at a price of $0.65 per share. Notwithstanding the foregoing, from and after the date that stockholder approval of the Remediation Agreement has been obtained, instead of purchasing shares of Series D Preferred Stock, OFI agreed to purchase shares of common stock at a price of $0.65 per share.

The Remediation Agreement also terminated two voting agreements, dated December 22, 2017, among OFI, the Note Holders and certain other security holders, the registration rights agreement, dated December 22, 2017, between the Company and OFI (the “OFI Registration Rights Agreement”), and the registration rights agreement, dated December 22, 2017, between the Company and the Note Holders (the “Note Holder Registration Rights Agreement”).

The terms of the Series C Preferred Stock are governed by a certificate of designation (the “Series C Certificate of Designation”) filed by the Company with the Nevada Secretary of State on September 24, 2018. Pursuant to the Series C Certificate of Designation, the Company designated 7,485,627 shares of its preferred stock as Series C Preferred Stock. Following is a summary of the material terms of the Series C Preferred Stock:

●	Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, holders of Series C Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of Series C Preferred Stock.

●	Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), holders of Series C Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series C Preferred Stock were fully converted to common stock immediately prior to such Liquidation, which amount shall be paid to the holders of Series C Preferred Stock pari passu with all holders of Series D Preferred Stock and in preference to the holders of common stock.

●	Voting Rights. Except as provided by law or by the other provisions of the Series C Certificate of Designation, the holders of Series C Preferred Stock have no voting rights.

●	Conversion. On the date on which stockholder approval with respect to the Remediation Agreement and the transactions contemplated thereby has been obtained (the “Conversion Date”), each share of Series C Preferred Stock shall be automatically converted into such number of fully paid and non-assessable shares of common stock as is determined by dividing $1.00 by the conversion price in effect on the Conversion Date. The conversion price is initially equal to $1.00, subject to adjustment as described in the Series C Certificate of Designation.

●	Redemption. The Series C Preferred Stock is not redeemable.

The terms of the Series D Preferred Stock are governed by a certificate of designation (the “Series D Certificate of Designation”) filed by the Company with the Nevada Secretary of State on September 24, 2018. Pursuant to the Series D Certificate of Designation, the Company designated 9,294,414 shares of its preferred stock as Series D Preferred Stock. Following is a summary of the material terms of the Series D Preferred Stock:

●	Dividends. Holders of shares of Series D Preferred Stock shall receive cumulative dividends, pro rata among such holders, prior to and in preference to any dividend on outstanding common stock at the per annum rate of 8% of the Stated Value (as defined below). Dividends on each share of Series D Preferred Stock will accrue daily and be cumulative from and including the date of issuance thereof and shall be payable upon the occurrence of a Liquidation or a conversion. The “Stated Value” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. Holders shall also be entitled to receive dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to-common-stock then convertible) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of the common stock.

●	Liquidation. Upon a Liquidation, holders of Series D Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series D Preferred Stock were fully converted to common stock immediately prior to such Liquidation, which amount shall be paid to the holders of Series D Preferred Stock pari passu with all holders of Series C Preferred Stock and in preference to the holders of common stock.

●	Voting Rights. Except as provided by law or by the other provisions of the Series D Certificate of Designation, the holders of Series D Preferred Stock have no voting rights. However, as long as any shares of Series D Preferred Stock are outstanding, the holders of Series D Preferred Stock shall have the right to prohibit or veto the Company from entering into any agreement or taking any action with respect to (i) a Change in Control Transaction (as defined below) or (ii) the issuance any equity securities or equity-linked securities at a price per share below $0.6505, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock. The Company must notify the holders of Series D Preferred Stock at least twenty (20) days in advance of the events described above and the holder shall exercise its veto right by notifying the Company in writing within fifteen (15) days after the receipt of such notice that it is exercising its veto right to prohibit such agreement from being entered into or action from being taken. A “Change in Control Transaction” means the acquisition by any person of beneficial ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of common stock, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

●	Conversion. On the Conversion Date, each share of Series D Preferred Stock, plus accrued, but unpaid, dividends thereon (the “Aggregate Preference Amount”), shall be automatically converted into such number of fully paid and non-assessable shares of common stock as is determined by a formula (computed on the Conversion Date) (i) the numerator of which is equal to the Aggregate Preference Amount and (ii) the denominator of which is equal to the conversion price. The conversion price is initially equal to $1.00, subject to adjustment as described in the Series D Certificate of Designation.

●	Redemption. The Series D Preferred Stock is not redeemable.

As promptly as possible following the date of the Remediation Agreement (and in no event later than 30 days thereafter), the Company is required to prepare and file a preliminary proxy statement relating to stockholder approval of (i) the Remediation Agreement and the transactions contemplated thereby and (ii) the issuance of common stock upon conversion of all shares of Series C Preferred Stock and Series D Preferred Stock issued under the Remediation Agreement. The Company is required to call, give notice of and hold a stockholders meeting relating to such stockholder approval reasonably promptly after the date that any comments from the Securities and Exchange Commission (the “SEC”) on the proxy statement have been resolved or the final proxy statement is otherwise ready for dispatch.

Registration Rights Agreement

On September 24, 2018, in connection with the Remediation Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with OFI and the Note Holders, pursuant to which the Company agreed to register all shares of common stock that may be issued upon conversion of the Series C Preferred Stock and Series D Preferred Stock issued pursuant to the Remediation Agreement, as well as all other shares of the Company’s capital stock held by OFI (the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”). The Company agreed to file a registration statement covering the resale of such Registrable Securities within 30 days of the date of the Registration Rights Agreement and cause such registration statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 120 days following the filing date if such registration statement is filed on Form S-3 or 150 days if such registration statement is filed on Form S-1. If such registration statement is not filed or declared effective by the SEC on or prior to such dates, or if after such registration statement is declared effective, without regard for the reason thereunder or efforts therefor, such registration statement ceases for any reason to be effective for more than an aggregate of 30 trading days during any 12-month period, which need not be consecutive, then in addition to any other rights the holders of Registrable Securities may have under the Registration Rights Agreement or under applicable law, the Company shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the product obtained by multiplying (x) $1.00 by (y) the number of shares of Registrable Securities held by the holder (the “Investment Amount”); provided that, in no event will the Company be liable for liquidated damages in excess of 1.0% of the Investment Amount in any single month and that the maximum aggregate liquidated damages payable to the holders under the Registration Rights Agreement shall be ten percent (10%) of the Investment Amount. Notwithstanding the foregoing, the filing and effective date deadlines above shall be tolled (i.e., extended), during such time as the Company is actively pursuing a business combination involving the Company that is approved by each of OFI and the Note Holders.

Services Agreement

On September 24, 2018, in connection with the Remediation Agreement, the Company entered into a services agreement (the “Services Agreement”) with the Note Holders, pursuant to which each of the Note Holders agreed to provide certain services to the Company and/or its subsidiaries in exchange for certain cash payments set forth in the Services Agreement. Under the Services Agreement, the Company agreed to make payments to Dr. Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror in the amount of $21,328.16, $6,653.56, and $10,310.42, respectively, per month (collectively, the “Cash Payments”) until December 31, 2018, provided that Cash Payments to Dr. Rafaeli and Mr. McGrath shall be made bi-monthly in accordance with the Company’s payroll practices. The Company may, at its option, prepay the Cash Payments at any time without any penalty or premium. The Company and the Note Holders agreed that if the Company instructs the Note Holders to cease providing the services or otherwise attempts to or does terminate the Note Holders as service providers for any reason, such cessation of services or termination will not affect the Company’s obligation to make the Cash Payments.

In addition to the Cash Payments, the Services Agreement provides that Dr. Dolev Rafaeli and Dennis M. McGrath will continue to receive the employee benefits that they are currently receiving through December 31, 2018, including existing health and disability benefits, and for so long after December 31, 2018 as they continue to provide the services described in the Services Agreement. After December 31, 2018 and once Dr. Dolev Rafaeli and Dennis M. McGrath no longer provide such services, as previously agreed in their employment agreements with the Company, they will receive COBRA coverage for a period of 18 months, to be fully paid for, or reimbursed to Messrs. Rafaeli and McGrath, by the Company.

The foregoing summary of the terms and conditions of the Remediation Agreement, the Series C Certificate of Designation, the Series D Certificate of Designation, the Registration Rights Agreement and the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 regarding the termination of the Stock Grant Agreement, the Purchase Agreement, the Supplemental Agreement, the Exchange Agreement, the OFI Registration Rights Agreement and the Note Holder Registration Rights Agreement is incorporated by reference into this item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the payment of the Cash Payments is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of shares to the Note Holders and OFI under the Remediation Agreement is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock of the Company
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock of the Company
10.1	Stock Grant Agreement, dated December 22, 2017, among the Company, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on December 29, 2017)
10.2	Registration Rights Agreement, dated December 22, 2017, among the Company, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on December 29, 2017)
10.3	Securities Purchase Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 29, 2017)
10.4	Registration Rights Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 29, 2017)
10.5	Supplemental Agreement, dated April 20, 2018, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 20, 2018)
10.6	Cancellation and Exchange Agreement, dated April 20, 2018, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 20, 2018)
10.7	Remediation Agreement, dated September 24, 2018, among the Company, Opportunity Fund I-SS, LLC, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror
10.8	Registration Rights Agreement, dated September 24, 2018, among the Company, Opportunity Fund I-SS, LLC, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror
10.9	Services Agreement, dated September 24, 2018, between the Company and Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: September 26, 2018	By:	/s/ Michael R. Stewart
Michael R. Stewart
Chief Executive Officer